AGREEMENT FOR THE PURCHASE OF DEBTS

Date: 28th June 2018

BETWEEN

(1) HSBC Invoice Finance (UK) Limited (HIF); and

(2) Clement May Limited (Company Registration Number 7061321) (Client).

This Agreement for the Purchase of Debts, its Schedule and the Terms & Conditions (03/15 Edition) together comprise the entire agreement between the parties as amended from time to time (Agreement). Capitalised terms are defined in this Agreement.

HIF recommends that the Client seeks independent legal advice before entering into this Agreement.

1.PRODUCTS SELECTED & START DATE

HIF agrees to provide the Client with the Product(s) selected in the Schedule from the Start Date for the Client’s working capital needs on the terms of this Agreement. HIF will confirm the Start Date to the Client after all pre-commencement conditions have been met (or waived or postponed by HIF) and HIF will complete the Start Date in the Schedule.

2.ASSIGNMENT

On the Start Date, the Client assigns all Existing Debts, Future Debts and Non-Notifiable Debts to HIF (as beneficial owner in relation to Northern Irish Debts). Each Debt created after the Start Date automatically and immediately belongs to HIF. HIF is not obliged to reassign a Debt to the Client.

3.POWER OF ATTORNEY

3.1

The Client, by way of security, irrevocably appoints HIF, and any person to whom HIF transfers rights and/or obligations under this Agreement (with full power of substitution and delegation), to act on the Client's behalf to (a) sign any deeds and documents, (b) complete or endorse any instruments, (c) conduct or defend any proceedings and (d) take such other steps that HIF considers necessary to obtain payment or perfect HIF's ownership of any Debt or to secure performance of any of the Client's obligations to HIF or any Customer.

3.2	Where the Client is acting as trustee under any Scottish Trust then the words "on its own account and as trustee under any Scottish Trust" are inserted after the word "security" in clause 3.1.

IN WITNESS of which this Agreement has been executed and, on the date set out above, delivered as a deed.

Executed as a deed, but not delivered until the)

first date specified on page 1, by: )

)

as Attorney of)

HSBC INVOICE FINANCE (UK) LIMITED)

in the presence of a witness:)Signature/s/ Richard Corthine…….

Attorney

Witness signature……………………….......Witness name ……………………….......

Witness address	: HSBC Invoice Finance (UK) Ltd, Farncombe Road, Worthing, West Sussex BN11 2BW

Address for service: HSBC Invoice Finance (UK) Ltd, Farncombe Road, Worthing, West Sussex BN11 2BW

Executed as a deed, but not delivered until the)

first date specified on page 1, by)

Clement May Limited)

by a director in the presence of a witness)

:Signature/s/ Brendan Flood……….

Name (block capitals)BRENDAN FLOOD……

Director

Witness signatureKatherine Hughes…….......

Witness name KATHERINE HUGHES......

(block capitals)

Witness address[REDACTED]………….......

……………………….......

……………………….......

OR

Executed as a deed, but not delivered until the)

first date specified on page 1, by)

Clement May Limited)

by two directors or by)

one director and the secretary)

:Signature…………X………….

Name (block capitals)…………………

Director

Signature…………………….

Name (block capitals)…………………

Director/Secretary

COPY RESOLUTION

(to be certified by the signature of the Chairman of the meeting of the directors at which the resolution was passed)

Company No. 7061321

Clement May Limited ("Company")

1.	The Chairman reported that notice of the meeting had been given to all those persons entitled to receive notice and, a quorum being present, the Chairman declared the meeting open.
2.	There was produced to the meeting a form of agreement for the purchase of debts together with its schedule and accompanying Standard Terms and Conditions to be entered into between HSBC Invoice

Finance (UK) Limited (“HIF”) and the Company (the "Agreement").
3.

After giving consideration to the requirements set out in sections 171 to 177 of the Companies Act 2006, it was unanimously agreed that the entry into and execution of the Agreement was in the commercial interest of and for the benefit of the Company and was most likely to promote the success of the Company for the benefit of its members as a whole.

4.

After careful consideration by the directors of the terms of the Agreement and of the nature and scale of the liabilities undertaken by the Company under the Agreement, it was unanimously resolved that:

(a)

it was, in the good faith judgment of all the directors present, for the commercial benefit of the Company and was most likely to promote the success of the Company for the benefit of its members as a whole to enter into the Agreement;

(b)	the terms of and the transactions contemplated by the Agreement be approved;
(c)	the Agreement should be executed on behalf of the Company as a deed;
(d)

any two directors, or any director and the company secretary, or any director in the presence of an attesting witness (“Authorised Signatories”) be authorised to execute and deliver the Agreement as a deed for and on behalf of the Company and that (in either case) the same may be delivered to HIF with such amendments as the Authorised Signatories may agree with HIF;

(e)

any one or more authorised signatory (as defined in section 44(3) of the Companies Act 2006) be authorised to approve and execute any further documents, certificates and notices to be signed and/or despatched by the Company under or in connection with the Agreement; and

(f)	a copy of this resolution be endorsed on the Agreement.

Certified a true copy of this Resolution:

/s/ Brendan Flood__________________BRENDAN FLOOD_________________

Signature of Chairman of board meetingPrint Name of Chairman of board meeting

THE SCHEDULE

1.Client particulars

Nature of businessProvision of personnel and payroll management services

Principal place of businessAldermary House, 15 Queen Street, London, EC4N 1TX

2.Product(s) selected

Credit ManagementNo

Credit ProtectionYes

FinanceYes

3.Commercial terms

Approved Countries	(a) United Kingdom, Ireland, the Isle of Man and the Channel Islands
(b) Group 1 Countries:

American Samoa, Andorra, Anguilla, Armenia, Australia, Austria, Barbados, Belgium, Benin, Bermuda, Botswana, Brazil, Burkina Faso, Bulgaria, Canada, Cameroon, Chile, China, Curacao, Cyprus, Czech Republic, Denmark, Djibouti, Estonia, Finland, Fiji, France, Gabon, Gambia, Germany, Georgia, Ghana, Gibraltar, Greece, Grenada, Guam, Hong Kong, Hungary, Iceland, Israel, Italy, Japan, Jordan, Liberia, Liechtenstein, Lithuania, Luxembourg, Macau, Malawi, Maldives, Malta, Mauritius, Monaco, Mozambique, Netherlands, New Zealand, Niue, Northern Mariana Islands, Norway, Oman, Poland, Portugal, Puerto Rico, Romania, Rwanda, Samoa, San Marino, Seychelles, Singapore, Slovakia, Slovenia, Solomon Islands, South Africa, South Korea, Spain, Sri Lanka, St Kitts & Nevis, St Lucia, St Maarten (Dutch), St Vincent & Grenadines, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tonga, Trinidad & Tobago, United States of America, Uruguay, Virgin Islands (US) and Zambia

Automatic Funding Limit	United Kingdom, Ireland, the Isle of Man and the Channel Islands:

£250,000

Other countries: £250,000

Client to give notice ofNo

assignment to Customers

Start Date (or Commencement28 June 2018

Date)

Concentration Percentage20 per cent subject to Special Term 8 (b) and (d)

Debtor CurrenciesSterling Euro US Dollar Swiss Francs and South African Rand

Debt Turn Target	N/A

Facility Limit£20,000,000 subject to Special Term 8 (b) and (e)

Law	English law governs this Agreement
Minimum Term	12 months

Non-Notifiable Debt	The following categories are added to the definition of Non-Notifiable Debt in the Terms & Conditions:

None

Notice Period3 Months

Prepayment CurrenciesSterling Euro US Dollar Swiss Francs and South African Rand

Prepayment Percentage90 per cent subject to Special Term 8 (e)

Reduction PercentageN/A

Standard Payment Terms	United Kingdom, Ireland, the Isle of Man and the Channel Islands: Not exceeding net 75 days from date of invoice

Other countries: Not exceeding net 90 days from date of invoice

4.Pricing

Allowance Margin2.50 per cent

Arrangement Fee£5,000

Credit Protection Charge	For Approved Countries listed in paragraphs 3(a) and (b) 0.141 per cent of the Notified value of each Debt
Discounting Margin	1.80 per cent

Facility Review FeeNil

Minimum Annual Charge	N/A
Same Day Payment Fee	(a) For Sterling payments nil for each requested payment by CHAPS, TT or any other same day payment service to an HSBC Bank plc account held and administered in the United Kingdom;

(b) For payments in currencies other than Sterling a charge of £4.00, or the relevant currency equivalent, shall apply for each requested payment by CHAPS, TT or any other same day payment service to an HSBC Bank plc account held and administered in the United Kingdom; and

(c) For payments in Sterling and any other currencies a charge of £4.00, or the relevant currency equivalent, shall apply for each requested payment by CHAPS, TT or any other same day payment service (excluding the Faster Payment Service) to any other bank account

Service Charge	£45,000 per annum, payable monthly subject to Special Term 8 (c)

Other fees and charges may be payable in certain circumstances in accordance with the Terms & Conditions including, but not limited to, Variation Fees.

5.Credit Protection (CP)

Automatic CP LimitUnited Kingdom, Ireland, the Isle of Man and the Channel

Islands: £3,000

Other countries:  £3,000

CP PercentageUnited Kingdom, Ireland, the Isle of Man and the Channel Islands: 100 per cent

Other countries:  100 per cent

First LossUnited Kingdom, Ireland, the Isle of Man and the Channel Islands:  £1,000

Other countries:  £1,000

Unprotected Debts at StartAny Debt which is unpaid 60 days or more after the due date for

Datepayment and any other Debts of the same Customer

6.CovenantsTesting Day

Debt Turn CovenantN/AFinal day of each calendar month

Dilution PercentageN/AFinal day of each calendar month

Dispute PercentageN/A Final day of each calendar month

Tangible Net Worth CovenantN/A

7.Security required at Start Date

Fixed and Floating Charge

Deed of Admission between the Client and others

8.Special terms

8 (a)(i)For the purposes of this Agreement the Connected Clients are the Client and

CBS Butler Ltd – Registered Number: 01654251, The JM Group (IT Recruitment Ltd) – Registered Number: 2979206 and Longbridge Recruitment 360 Ltd – Registered Number: 06745176.
(ii)	After the Commencement Date HIF may in its discretion:
(a)	agree to enter into an agreement for the purchase of debts with a person and add that Associates as a Connected Client; and
(b)	agree to terminate an agreement for the purchase of debts with a Connected Client
(iii)	An Associate will become or cease to be a Connected Client on the date that HIF confirms the names of the Connected Clients to the Client and the other Connected Clients.
(iv)	HIF may, at its discretion treat the occurrence of a Termination Event under a Connected Agreement as a Termination Event under the Agreement.

8 (b)The following definitions replace those in Condition 32:

Concentration Limit at any time, the maximum value of all outstanding Debts payable by a single Customer to all Connected Clients that HIF will consider to be Eligible Debts calculated by applying the Concentration Percentage to the aggregate value of all outstanding Eligible Debts of all Connected Clients

Facility Limit: the maximum aggregate value of Prepayments that the Connected Clients may take from HIF at any time, being the amount specified as such in each Connected Agreement.

8 (c)The following fees and charges specified in Paragraph 4 of the Schedule shall be calculated on an aggregate basis in respect of the Connected Clients:

Service Charge

For administrative convenience the Service Charge shall be debited to the account of CBS Butler Ltd.

8 (d)

The “Special Limit” shall, at any time, be the maximum value of outstanding Debts, due from all Customers within the BAT Group (as defined below) that HF will consider the Eligible Debts calculated by applying the Special Limit Percentage (as specified below) to the aggregate value of all outstanding Debts which would rank as Eligible Debts but for the application of the Concentration Limit and Special Limit.

The Special Limit Percentage shall be 40 per cent.

The BAT Group means British America Tobacco plc and all of its subsidiaries and all those companies under the control of British American Tobacco Plc.

8 (e)

HIF shall only be obliged to treat Debts arising from contracts of sale in respect of the provision of permanent placements and executive searches as Eligible Debts to the extent that they do not exceed 5 per cent of all Eligible Debts outstanding at any one time.

8 (f)	Conditions 11 (Covenants) and 17 (Recourse and Reassignment) of the standard terms and conditions shall not apply to this Agreement.

8 (g) Debt Turn as a key performance indicator:

On the final day of each month commencing on the date of this Agreement onwards, the Client confirms that the Debt Turn will not exceed 65 days.

8 (h) The Client undertakes that:

1.

Other than in the ordinary course it will not, without HIF’s written consent (not to be unreasonably withheld or delayed) transfer, repatriate or otherwise dispose of cash to Staffing 360 Solutions Inc. or to any other US company owned by (either directly or indirectly) Staffing 360 Solutions Inc. (collectively, “ Staffing 360 “). For the purposes of this clause, “ ordinary course “ transfers shall be understood to mean (i) reimbursement for expenses made by Staffing 360 on behalf of the Client and (ii) any payments made for the purposes of satisfying the obligations associated with the Promissory Note between the Client and Staffing 360 Solutions Inc. In addition;

2.

It will not,  without HIF’s written consent (not to be unreasonably withheld or delayed) transfer, repatriate or otherwise dispose of any amount of cash greater than £200,000 (two hundred thousand pounds) to Staffing 360.

Consent requests must be (i) delivered in writing to HIF not less than 7 working days prior to the date of the proposed transfer of cash and (ii) accompanied by an Approved Spreadsheet in respect of that proposed transfer of cash.

For the purpose of this provision, Approved Spreadsheet means a spreadsheet in the form agreed between HIF and the Client demonstrating the amount of cash to be transferred to Staffing 360.

8 (i)

Notwithstanding any other term of this Agreement, if the Client fails to satisfy the Debt Turn key performance indicator in accordance paragraph 8 (g) above, the Client shall discuss with HIF whether or not any changes need to be made this Agreement taking into consideration the extent of the Debt Turn key performance indicator.

8 (j)     The Debt Turn key indicator specified in paragraph 8 (g) of the Schedule shall be calculated on an aggregate basis in respect of the Connected Clients.

8 (k)    In relation to Condition2, HIF and the Client agree that Debts shall be Notified by the Client every 31 days.

HSBC Invoice Finance (UK) Limited is, at the date of this Agreement, a member of UK Finance and abides by the Invoice Finance and Asset Based Lending (IFABL) Standards Framework and the Invoice Finance and Asset Based Lending Code (2018 Edition) and to the independent Complaints Process each of which can be accessed and viewed at the UK Finance website www.ukfinance.org.uk/standardsframework/

DATA PROTECTION STATEMENT

1.DEFINITIONS

Agreement

Agreement for the purchase of debts between us and you.

Authorities

Includes any judicial, administrative, public or regulatory body, any government, any Tax Authority, securities or futures exchange, court, central bank or law enforcement body, or any of their agents with jurisdiction over any part of the HSBC Group.

Compliance Obligations

Obligations of the HSBC Group to comply with:

(a) Laws or international guidance and internal policies or procedures;

(b) any demand from Authorities or reporting, disclosure or other obligations under Laws; and

(c) Laws requiring us to verify the identity of our customers.

Connected Person

A person or legal entity whose information (including Personal Data or Tax Information) you provide, or which is provided on your behalf, to any member of the HSBC Group or which is otherwise received or collected by any member of the HSBC Group in connection with the Agreement and the provision of banking products or services to you. A connected person could be any guarantor, a director or officer of a company, partners or members of a partnership, any Substantial Owner, Controlling Person, or beneficial owner, trustee, settlor or protector of a trust, account holder of a designated account, recipient of a designated payment, your representative, agent or nominee, or any other persons or entities with whom you have a relationship that is relevant to your relationship with the HSBC Group.

Controlling Person

Individuals who exercise control over an entity. For a trust, these are the settlor, the trustees, the protector, the beneficiaries, and anybody else who exercises ultimate effective control over the trust, and for entities other than a trust, these are persons in equivalent or similar positions of control.

Customer Information

Any Personal Data, confidential information, and/or Tax Information relating to you or a Connected Person.

Financial Crime

Money laundering, terrorist financing, bribery, corruption, tax evasion, fraud, evasion of economic or trade sanctions, and/or any acts or attempts to circumvent or violate any Laws relating to these matters.

Financial Crime Risk Management Activity

Has the meaning ascribed to it in paragraph 2.3.1 of the section headed "Statement" below.

HSBC Group

HSBC Holdings plc, its subsidiaries, associated and affiliated companies.

Laws

Include any local or foreign law, regulation, judgment or court order, voluntary code, sanctions regime, agreement between any member of the HSBC Group and an Authority, or agreement or treaty between Authorities and applicable to us or a member of the HSBC Group.

Personal Data

Has the meaning given to it in article 4(1) of Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data.

Privacy Notice

The Privacy Notice applicable to commercial banking products and services which is available to view at www.business.hsbc.uk/legal and in HSBC Group branches, which explains how HSBC collects, uses, discloses, transfers, and stores your information and information relating to your Connected Persons and sets out rights to Customer Information.

Services

Includes:

(a)the opening, maintaining and closing of your bank accounts;

(b)

providing you with credit facilities, any invoice discounting products (including asset based lending products) and other banking products and services, processing applications, credit and eligibility assessment; and

(c)	maintaining our overall relationship with you, including marketing services or products to you, market research, insurance, audit and administrative purposes.

Substantial Owner

Any individual entitled to more than 10% of the profits of or with an interest in more than 10% of an entity either directly or indirectly.

Tax Authorities

UK or foreign tax, revenue or monetary authorities (for example, HMRC)

Tax Information

Documentation or information about your tax status and the tax status of any owner, Controlling Person, Substantial Owner or beneficial owner.

Us or We

HSBC Invoice Finance (UK) Limited and where the context so requires, our successors or assignees.

You or Your

The Client named in the Agreement.

Any words or expressions used in this statement that are defined in the Agreement shall have the meaning given to them in the Agreement.

The singular includes the plural and vice versa.

2.STATEMENT

2.1Privacy

2.1.1

Privacy is important to HSBC. Our Privacy Notice explains how we collect, use, disclose, transfer and store Customer Information and sets out your rights (and those of your Connected Persons) to your/their Customer Information. You can find this at www.business.hsbc.uk/legal.

2.1.2	You must ensure that the Customer Information provided to us is accurate and up to date and if we make a reasonable request for information, you must give it to us as soon as possible.
2.1.3

We will use Customer Information as explained in the Privacy Notice. In addition, we will give it to others if compelled to do so by law, we have a public duty to disclose it, we need to disclose it to protect our own interests (for example in any legal proceedings) or if we have your specific agreement. For example, if we believe you may have tax obligations in other countries, we may have to disclose information about you directly to all applicable Tax Authorities including HM Revenue & Customs (HMRC).

2.1.4

You must ensure that every Connected Person whose Personal Data we (or a member of the HSBC Group) may collect in relation to the provision of banking products and services to you has been notified of the Privacy Notice. If you, or anyone else on your behalf, has provided or provides Personal Data on a Connected Person to us (or any member of the HSBC Group) you must ensure that they have the authority to do so prior to the Personal Data being provided to us. You must at the same time as obtaining authority to provide Personal Data advise the relevant individuals that they have rights of access to, and correction of, their Personal Data.

2.2	Tax compliance
2.2.1

You acknowledge that you are solely responsible for understanding and complying with any tax obligations (including, but not limited to, tax payment and filing of returns or other required documentation relating to the payment of all relevant taxes) in all jurisdictions in which those obligations arise and relating to the opening and use of account(s) and/or Services provided by us and/or members of the HSBC Group and confirm that you will make all required reports to applicable Tax Authorities regarding the assets deposited in any accounts and any income earned from the account(s) and/or Services.

2.2.2	You confirm that each Connected Person (acting in their capacity as a Connected Person and not in their personal capacity) also makes the same acknowledgement in their own regard.
2.2.3

Certain countries may have tax legislation with extra-territorial effect regardless of your or any Connected Person's place of domicile, residence, citizenship or incorporation. Neither we nor any member of the HSBC Group provide tax advice. You are advised to seek independent legal and/or tax advice. Neither we nor any member of the HSBC Group have responsibility in respect of your tax obligations in any jurisdiction in which they may arise including any that may relate specifically to the opening and use of account(s) and/or Services provided by us and/or members of the HSBC Group.

2.3	Financial Crime Risk Management Activity
2.3.1

We, and members of the HSBC Group, are required, and may take any action to meet Compliance Obligations relating to or in connection with the detection, investigation and prevention of Financial Crime ("Financial Crime Risk Management Activity"). Such action may include, but is not limited to:

(a)	screening, intercepting and investigating any instruction, communication, drawdown request, application for Services, or any payment sent to or by you, or on your behalf;
(b) investigating the source of or intended recipient of funds;
(c)	combining Customer Information with other related information in the possession of any member of the HSBC Group; and/or
(d)	making further enquiries as to the status of a person or entity, whether they are subject to a sanctions regime, or confirming their identity and status.
2.3.2	Exceptionally, our Financial Crime Risk Management Activity may lead to us delaying,

blocking or refusing the making or clearing of any payment, the processing of your instructions or application for Services or the provision of all or part of the Services. To the extent permissible by law, neither we nor any other member of the HSBC Group shall be liable to you or any third party in respect of any loss (however it arose) that was suffered or incurred by you or a third party, caused in whole or in part in connection with the undertaking of Financial Crime Risk Management Activity.